Exhibit 8.1

LEGDEWOOD

a professional corporation

1900 Market St., Suite 750

Philadelphia, PA 19103

October 14, 2011

RAIT Financial Trust

c/o RAIT Partnership, L.P.

2929 Arch Street – 17th Floor

Philadelphia, PA 19104

Ladies and Gentlemen:

We have acted as counsel to RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), in connection with the sale pursuant to the Registration Statement on Form S-3 (the “Registration Statement”), of up to 10,500,000 Common Shares of Beneficial Interest, $.01 par value per share, of RAIT (the “Shares”) pursuant to RAIT’s Dividend Reinvestment and Stock Purchase Plan. You have requested our opinion regarding certain U.S. federal income tax matters.

RAIT conducts its operations through Taberna Realty Finance Trust, a Maryland real estate investment trust (“Taberna”), and RAIT Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), which collectively own substantially all of RAIT’s assets.

RAIT owns all of the common shares of beneficial interest and over 80% of the preferred shares of beneficial interest of Taberna. The sole general partner of the Operating Partnership is RAIT General, Inc. (the “General Partner”), and the sole limited partner of the Operating Partnership is RAIT Limited, Inc. (the “Limited Partner”). RAIT owns all of the stock of each of those corporations. As of March 31, 2011, Taberna and the Operating Partnership had interests in a portfolio of loans (the “Loans”) and in real properties (such interest in real properties being held in certain cases through direct ownership, and in other cases through an interest in the pass-through entities that own the properties) (the “Equity Interests”).

Taberna and the Operating Partnership control certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Schedule I hereto. All of the partnerships and limited liability companies on Schedule I are collectively referred to as the “Partnerships;” all of the corporations on Schedule I are collectively referred to as the “Corporations.”

In connection with the opinions rendered below, we have examined the following:

RAIT Amended and Restated Declaration of Trust, including Articles Supplementary (collectively, the “Declaration of Trust”), and bylaws (“Bylaws”), as amended through the date hereof;

Taberna Declaration of Trust, including Articles Supplementary and Bylaws as amended through the date hereof;

the organizational documents of each of the Partnerships and Corporations;

documents evidencing the Loans;

documents evidencing the Equity Interests;

such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

2. During the taxable years ended December 31, 1998 through December 31, 2010 and subsequent taxable years, RAIT, Taberna, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly appointed officers of RAIT (the “RAIT Officer’s Certificate”) and Taberna (the “Taberna Officer’s Certificate,” and together with the RAIT Officer’s Certificate, the “Officers’ Certificates”), true for such years.

3. Neither RAIT, Taberna, nor the Operating Partnership will make any amendments to their organizational documents after the date of this opinion that would affect RAIT or Taberna’s qualifications as real estate investment trusts (each a “REIT”) for any taxable year.

4. No action will be taken by RAIT, Taberna, the Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

In connection with the opinions rendered below, we also have relied as to factual matters only upon the correctness of the representations contained in the Officers’ Certificates. Where such factual representations contained in the Officers’ Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations thereunder (the “Regulations”), published rulings of the Internal Revenue Service (the “Service”), or other relevant authority, we have explained such terms to RAIT’s, Taberna’s and the Operating Partnership’s representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

Based solely on the documents and assumptions set forth above, the representations set forth in the Officers’ Certificates, and without further investigation, we are of the opinion that:

(a)	RAIT qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2010, and RAIT’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2011, and in the future;

(b)	Taberna qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2005 through December 31, 2010, and Taberna’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2011, and in the future;

(c)	the description of the law and the legal conclusions contained in exhibit 99.1 of the Registration Statement, captioned "Material U.S. Federal Income Tax Considerations," are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.

The opinion set forth above represents our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. We will not review on a continuing basis RAIT’s, Taberna’s nor the Operating Partnership’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officers’ Certificates. Accordingly, no assurance can be given that the actual results of RAIT’s, Taberna’s or Operating Partnership’s operations for its 2011 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT. Although we have made such inquiries and performed such investigations as we have deemed necessary for purposes of rendering this opinion, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Officers’ Certificates.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent RAIT or Taberna from qualifying as a REIT.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption “Legal Opinions.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ LEDGEWOOD
LEDGEWOOD, a professional corporation

SCHEDULE I

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company

1805 Old Alabama Road Manager, LLC, a Georgia limited liability company

1805 Old Alabama Road, LLC, a Georgia limited liability company

1901 Newport Investor, LLC, a Delaware limited liability company

210-218 The Promenade North LLC, a California limited liability company

Apartments of Mandalay Bay, LLC, a Delaware limited liability company

Aslan Centerpoint, LLC, a Kentucky limited liability company

Aslan Chalkville, LLC, a Kentucky limited liability company

Aslan Terrace, LLC, a Kentucky limited liability company

Augusta Apartments Nevada, LLC, a Delaware limited liability company

Autumn Grove Apartments Illinois, LLC, a Delaware limited liability company

Autumn Grove Member, LLC, a Delaware limited liability company

Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company

Belle Creek Apartments Colorado, LLC, a Delaware limited liability company

Belle Creek IR Holdings, LLC, a Delaware limited liability company

Belle Creek Member, LLC, a Delaware limited liability company

Belle Creek, LLC, a Delaware limited liability company

Boca Yamato, LLC, a Delaware limited liability company

Brandywine Cherry Hill, Inc., a New Jersey corporation (QRS)

Brandywine Willow Grove, Inc., a Pennsylvania corporation (QRS)

Briargate Class B Member, LLC, a Delaware limited liability company

Broadstone I Preferred, LLC, a Delaware limited liability company

Burton Holdings, LLC, a Delaware limited liability company

Cardinal Motel Florida, LLC, a Delaware limited liability company

Centrepoint Arizona, LLC, a Delaware limited liability company

Centrepoint IR Holdings, LLC, a Delaware limited liability company

Centrepoint Member, LLC, a Delaware limited liability company

CMBS Opportunity Fund MM, LLC, a Delaware limited liability company

Coles Crossing Preferred Member, LLC, a Delaware limited liability company

Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company

Colonial Parc Member, LLC, a Delaware limited liability company

Copper Mill IR Holdings, LLC, a Delaware limited liability company

Copper Mill Member, LLC, a Delaware limited liability company

CP/GP, Inc., a Pennsylvania corporation (QRS)

Creeks at Copper Hills Apartments Texas, LLC, a Delaware limited liability company

Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company

Creekstone Colony Lakes Member, LLC, a Delaware limited liability company

Creekstone Colony Lakes, LLC, a Delaware limited liability company

Crestmont Apartments Georgia, LLC, a Delaware limited liability company

Crestmont IR Holdings, LLC, a Delaware limited liability company

Crestmont Member, LLC, a Delaware limited liability company

CRP Commercial Services, LLC, a Delaware limited liability company

Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company

Cumberland IR Holdings, LLC, a Delaware limited liability company

Cumberland Member, LLC, a Delaware limited liability company

Daytona Portfolio, LLC, a Delaware limited liability company

Del Aire Florida, LLC, a Delaware limited liability company

Desert Wind Apartments Arizona, LLC, a Delaware limited liability company

Desert Wind Member, LLC, a Delaware limited liability company

Desert Wind, LLC, a Delaware limited liability company

Eagle Ridge Apartments California, LLC, a Delaware limited liability company

Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company

Eagle Ridge Member, LLC, a Delaware limited liability company

Eagle Ridge, LLC, a Delaware limited liability company

Ellington Condos Florida, LLC, a Delaware limited liability company

Ellington Development Florida, LLC, a Delaware limited liability company

Ellington Member, LLC, a Delaware limited liability company

Embark On Burton LLC, a Delaware limited liability company

Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company

Emerald Bay Manager, LLC, a Delaware limited liability company

Emerald Bay Member, LLC, a Delaware limited liability company

Executive Center Member, LLC, a Delaware limited liability company

Executive Center Wisconsin, LLC, a Delaware limited liability company

Four Resource Member, LLC, a Delaware limited liability company

Four Resource Square, LLC, a Delaware limited liability company

Global Insurance Advisors, LLC, a Delaware limited liability company

Grand Terrace Apartments California, LLC, a Delaware limited liability company

Grand Terrace Apartments Solar, LLC, a Delaware limited liability company

Grand Terrace Member, LLC, a Delaware limited liability company

Grand Terrace, LLC, a Delaware limited liability company

Heritage Real Estate Securities Fund I, LLC, a Delaware limited liability company

Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company

Heritage Trace IR Holdings, LLC, a Delaware limited liability company

Heritage Trace Member, LLC, a Delaware limited liability company

Independence Realty Advisors, LLC, a Delaware limited liability company

Independence Realty Management, LLC, a Delaware limited liability company

Independence Realty Operating Partnership, LP, a Delaware limited partnership

Independence Realty Securities, LLC, a Delaware limited liability company

Independence Realty Trust, Inc., a Maryland corporation (REIT)

Inverness Preferred Member, LLC, a Delaware limited liability company

IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company

IRT Centrepoint Arizona, LLC, a Delaware limited liability company

IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company

IRT Crestmont Apartments Georgia, LLC, a Delaware limited liability company

IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company

IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company

IRT Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company

Jupiter Communities, LLC, a Delaware limited liability company

Knoxville Preferred Member, LLC, a Delaware limited liability company

Lafayette English Apartments, LP, a Texas limited partnership

Lafayette English GP, LLC, a Delaware limited liability company

Lafayette English Member, LLC, a Delaware limited liability company

Las Vistas Apartments Arizona, LLC, a Delaware limited liability company

Las Vistas Member, LLC, a Delaware limited liability company

Las Vistas, LLC, a Delaware limited liability company

Lexington Mill Mississippi Member, LLC, a Delaware limited liability company

Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company

Long Beach Promenade Holdings, LLC, a Delaware limited liability company

Madison Park Apartments Indiana, LLC, a Delaware limited liability company

Madison Park Member, LLC, a Delaware limited liability company

Mandalay Member, LLC, a Delaware limited liability company

Mandalay Owner Texas, LLC, a Delaware limited liability company

McDowell Mountain Arizona, LLC, a Delaware limited liability company

McDowell Mountain Member LLC, a Delaware limited liability company

MGS Gift Shop Florida, LLC, a Delaware limited liability company

Mineral Center Colorado, LLC, a Delaware limited liability company

Mineral Center Member, LLC, a Delaware limited liability company

Murrells Retail Associates, LLC, a Delaware limited liability company

Murrells Retail Holdings, LLC, a Delaware limited liability company

New Stonecrest Preferred, LLC, a Delaware limited liability company

Oyster Point Apartments Virginia, LLC, a Delaware limited liability company

Oyster Point Member, LLC, a Delaware limited liability company

Penny Lane Apartments Arizona, LLC, a Delaware limited liability company

Penny Lane Manager, LLC, a Delaware limited liability company

Penny Lane Member, LLC, a Delaware limited liability company

Pepper Mill Mississippi Member, LLC, a Delaware limited liability company

Pepper Mill Mississippi Owner, LLC, a Delaware limited liability company

PlazAmericas Mall Texas, LLC, a Delaware limited liability company

PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company

RAIT 500 Michigan, LLC, a Delaware limited liability company

RAIT Amarillo, LLC, a Delaware limited liability company

RAIT Aslan Centerpoint, LLC, a Delaware limited liability company

RAIT Aslan Chalkville, LLC, a Delaware limited liability company

RAIT Aslan Terrace, LLC, a Delaware limited liability company

RAIT Asset Holdings II Member, LLC, a Delaware limited liability company

RAIT Asset Holdings II, LLC, a Delaware limited liability company

RAIT Asset Holdings III Member, LLC, a Delaware limited liability company

RAIT Asset Holdings III, LLC, a Delaware limited liability company

RAIT Asset Holdings, LLC, a Delaware limited liability company

RAIT Asset Management, LLC, a Delaware limited liability company

RAIT Atria, LLC, a Delaware limited liability company

RAIT Braden Lakes, LLC, a Delaware limited liability company

RAIT Broadstone, Inc., a Delaware corporation (QRS)

RAIT Capital Corp., a Delaware corporation (QRS)

RAIT Capital Limited, an Ireland limited company (TRS)

RAIT Community Development Fund, LP, a Pennsylvania limited partnership

RAIT Cornerstone, LLC, a Delaware limited liability company

RAIT CRE CDO I, LLC, a Delaware limited liability company

RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)

RAIT CRE Holdings, LLC, a Delaware limited liability company

RAIT Equity Holdings I, LLC, a Delaware limited liability company

RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)

RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)

RAIT General, Inc., a Maryland corporation (QRS)

RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)

RAIT Limited, Inc., a Maryland corporation (QRS)

RAIT Lincoln Court, LLC, a Delaware limited liability company

RAIT Loan Acquisitions I, LLC, a Delaware limited liability company

RAIT North Park, LLC, a Delaware limited liability company

RAIT NTR Holdings, LLC, a Delaware limited liability company

RAIT Old Alabama Road, LLC, a Delaware limited liability company

RAIT Old Town Investor, LLC, a Delaware limited liability company

RAIT Partnership, L.P., a Delaware limited partnership

RAIT Preferred Funding II, LLC, a Delaware limited liability company

RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)

RAIT Preferred Holdings I, LLC, a Delaware limited liability company

RAIT Preferred Holdings II, LLC, a Delaware limited liability company

RAIT Promontory Point, LLC, a Delaware limited liability company

RAIT Quito-B, LLC, a Delaware limited liability company

RAIT Quito-C, LLC, a Delaware limited liability company

RAIT Reuss B Member, LLC, a Delaware limited liability company

RAIT Reuss C Member, LLC, a Delaware limited liability company

RAIT Reuss D Member, LLC, a Delaware limited liability company

RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company

RAIT Reuss Member, LLC, a Delaware limited liability company

RAIT Rohrerstown, L.P., a Pennsylvania limited partnership

RAIT Rutherford A, LLC, a Delaware limited liability company

RAIT SAAR Company, LLC, a Delaware limited liability company

RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)

RAIT Securities (UK) Ltd., a UK limited company (TRS)

RAIT Securities, LLC, a Delaware limited liability company (TRS)

RAIT Sharpstown TRS, LLC, a Delaware limited liability company

RAIT SLH, Inc., a Pennsylvania corporation (QRS)

RAIT Stone Creek Preferred, LLC, a Delaware limited liability company

RAIT Stone Creek, LLC, a Delaware limited liability company

RAIT Stonecrest, LLC, a Delaware limited liability company

RAIT Towne Square, LLC, a Delaware limited liability company

RAIT TRS, LLC, a Delaware limited liability company

RAIT Urban Holdings, LLC, a Delaware limited liability company

RAIT Willow Creek Apartments, LLC, a Delaware limited liability company

RAIT-401 Michigan, LLC, a Delaware limited liability company

RAIT-CVI III Belle Creek, LLC, a Delaware limited liability company

RAIT-CVI III, LLC, a Delaware limited liability company

RAIT-Hartford, L.L.C., a Delaware limited liability company

RAIT-Neenah, L.L.C., a Delaware limited liability company

RAIT-PRG Member, LLC, a Delaware limited liability company

RAIT-Two Rivers, L.L.C., a Delaware limited liability company

RCMBS Investors I, LLC, a Delaware limited liability company

Regency Manor Florida Owner, LLC, a Delaware limited liability company

Regency Manor Member, LLC, a Delaware limited liability company

Regency Meadows Nevada Member, LLC, a Nevada limited liability company

Regency Meadows Nevada, LLC, a Nevada limited liability company

Regency Meadows, LLC, a Delaware limited liability company

REM-Cherry Hill, LLC, a New Jersey limited liability company

REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)

REM-Willow Grove, L.P., a Pennsylvania limited partnership

Remington Florida Member, LLC, a Delaware limited liability company

Remington Florida, LLC, a Delaware limited liability company

Rutherford Plaza A Member I, LLC, a Delaware limited liability company

Rutherford Plaza A Member II, LLC, a Delaware limited liability company

Rutherford Plaza A Member III, LLC, a Delaware limited liability company

Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)

Rutherford Preferred, LLC, a Delaware limited liability company

Sandal Ridge Apartments Arizona, LLC, a Delaware limited liability company

Sandal Ridge Member, LLC, a Delaware limited liability company

Sandal Ridge, LLC, a Delaware limited liability company

Saxony Inn Florida, LLC, a Delaware limited liability company

Sharpstown Mall Texas, LLC, a Delaware limited liability company

Sharpstown Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Member, LLC, a Delaware limited liability company

Silversmith Creek Florida Owner, LLC, a Delaware limited liability company

Southgreen Apartments Indiana, LLC, a Delaware limited liability company

Southgreen Member, LLC, a Delaware limited liability company

South Plaza Center Owner, LLC, a Delaware limited liability company

South Plaza Member, LLC, a Delaware limited liability company

St. Pete Beach Holdings, LLC, a Delaware limited liability company

Stone Creek Apartments Colorado, LLC, a Delaware limited liability company

Stone Creek Member, LLC, a Delaware limited liability company

Sunny Shores Resort Florida, LLC, a Delaware limited liability company

Taberna Capital Management, LLC, a Delaware limited liability company (TRS)

Taberna Equity Funding, Ltd, a Cayman Island exempted company (TRS)

Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)

Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)

Taberna IR Holdings Member, LLC, a Delaware limited liability company

Taberna Loan Holdings I, LLC, a Delaware limited liability company

Taberna Loan Holdings II, LLC, a Delaware limited liability company

Taberna Funding LLC, a Delaware limited liability company (TRS)

Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)

Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)

Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)

Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)

Taberna Real Estate CDO I, Ltd., a Cayman Island exempted company (QRS)

Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)

Taberna Realty Holdings Trust, Maryland business trust (QRS)

Taberna VII Equity Trust, LLC, a Delaware limited liability company

Taberna IX Equity Trust, LLC, a Delaware limited liability company

Tiffany Square, LLC, a Delaware limited liability company

Tiffany Square Member, LLC, a Delaware limited liability company

Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company

Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company

Treasure Island Resort Florida, LLC, a Delaware limited liability company

Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company

Tresa At Arrowhead Member, LLC, a Delaware limited liability company

Tresa IR Holdings, LLC, a Delaware limited liability company

Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company

Tuscany Bay Member, LLC, a Delaware limited liability company

Ventura Florida Member, LLC, a Delaware limited liability company

Ventura Florida Owner, LLC, a Delaware limited liability company

Vista Lago Condos, LLC, a Delaware limited liability company

Vista Lago Member, LLC, a Delaware limited liability company

Vista Springs California, LLC, a Delaware limited liability company

Vista Springs Member, LLC, a Delaware limited liability company

Willows at Lone Mountain West, LLC, a Nevada limited liability company

Willows Member, LLC, a Delaware limited liability company

Yamato Investor I, LLC, a Delaware limited liability company

Yamato Investor II, LLC, a Delaware limited liability company

Yamato Member, LLC, a Delaware limited liability company